Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cipher Pharmaceuticals Inc. of our report dated February 24, 2015, relating to the financial statements, which appears in Exhibit 99.2 of Cipher Pharmaceuticals Inc.’s Form 6-K furnished to the Commission on February 25, 2015.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

June 19, 2015

PricewaterhouseCoopers LLP
PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J oC5
T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.